                           FALCON HOLDING GROUP, L.P.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                                      ADDITIONS
                                                       BALANCE AT    CHARGED TO
                                                      BEGINNING OF    COSTS AND                                BALANCE AT
DESCRIPTION                                              PERIOD       EXPENSES    DEDUCTIONS(A)   OTHER(B)    END OF PERIOD
----------------------------------------------------  -------------  -----------  -------------  -----------  -------------
                                                                             (DOLLARS IN THOUSANDS)
Allowance for possible losses on receivables........

Year ended December 31,
  1995..............................................    $     201     $   2,499     $  (1,928)    $      58     $     830
  1996..............................................    $     830     $   2,817     $  (2,740)       --         $     907
  1997..............................................    $     907     $   5,714     $  (5,796)       --         $     825
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(a) Write-off uncollectible accounts.

(b) Allowance for losses on receivable acquired in connection with the acquisition of Falcon First.